STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”), dated as of May 23, 2013, is by and between Universe Capital Partners LLC, a New York limited liability company (the "PURCHASER"), and those persons identified as Selling Shareholders in Schedule A annexed hereto (the “SELLERS”) (collectively, the “PARTIES”).

W I T N E S S E T H

WHEREAS, SELLERS are the owners of an aggregate of 37,650,000 shares of common stock of Northridge Ventures Inc., a Nevada corporation (the “Shares”);

AND WHEREAS, SELLERS desire to sell the Shares to PURCHASER in consideration of $238,000 (the “Purchase Price”), as further set forth in the escrow agreement dated May 23, 2013, among PURCHASER, SELLERS and Sichenzia Ross Friedman Ference LLP (the “Escrow Agreement”).

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the PARTIES hereto as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

1.1          Purchase and Sale of the Shares. Upon the terms and subject to the conditions herein contained, at the Closing (as hereinafter defined), the SELLERS shall sell, assign and transfer the Shares to the PURCHASER and PURCHASER shall purchase such Shares from SELLERS for the Purchase Price, free and clear of all liens, claims, pledges, mortgages, obligations, security interests and encumbrances of any kind, nature and description.

1.2          Consideration for the Shares. SELLERS will sell, assign and transfer the Shares to PURCHASER in consideration of the Purchase Price, which Purchase Price shall be paid upon Closing pursuant to section 1.1 of this Article 1 and the terms of the Escrow Agreement. SELLERS agree that their receipt of the Purchase Price will constitute payment in full for the Shares.

ARTICLE 2

CLOSING

2.1          Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before June 5, 2013, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, or at such time and place as to which the Parties may otherwise agree in writing (hereinafter the "Closing Date").

2.2          Delivery by SELLER. SELLERS shall, in accordance with the terms of the Escrow Agreement, deliver to the Escrow Agent certificates representing the Shares and executed Stock Powers or other documents satisfactory to the PURCHASER permitting transfer of the Shares to the PURCHASER as set forth in this Agreement.

2.3          Delivery by PURCHASER. At the Closing, the Purchase Price will be paid to the SELLERS and the Shares will be delivered to the PURCHASER in accordance with the terms of the Escrow Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Each SELLER hereby represents and warrants to PURCHASER as follows with respect to such SELLER’s Shares, as follows:

3.1          Good Title. The SELLER is the record and beneficial owner, and has good and marketable title to its Shares (as set forth in Schedule A), with the right and authority to sell and deliver such Shares to PURCHASER as provided herein. Upon Closing, the PURCHASER will receive good title to such Shares, free and clear of all liens, security interests, pledges, equities and claims of any kind, voting trusts, shareholder agreements and other encumbrances. The Shares are duly issued, fully paid and non-assessable.

3.2          Power and Authority. All acts required to be taken by the SELLER to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the SELLER, enforceable against such SELLER in accordance with the terms hereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

PURCHASER hereby represents and warrants to SELLERS as follows with respect to the Shares being purchased by PURCHASER:

4.1          Investment Purposes. PURCHASER is acquiring such Shares for PURCHASER’S own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Shares, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such Shares made in full compliance with all applicable provisions of the Securities Act of 1993 (the "Securities Act") and the Securities Exchange Act of 1934, and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, all as amended.

4.2          Hold Indefinitely. PURCHASER understands that such Shares must be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available.

4.2          Sophisticated Investor. PURCHASER has sufficient knowledge and experience of financial and business matters to be able to evaluate the merits and risks of purchasing such Shares and has had substantial experience in previous private and public purchases of securities.

4.3          Power and Authority. All acts required to be taken by the PURCHASER to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against such PURCHASER in accordance with the terms hereof.

ARTICLE 5

MISCELLANEOUS

5.1          Further Assurances. After the Closing, at the request of any party hereto, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

5.2          Entire Agreement. This Agreement and the Escrow Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, the Escrow Agreement, or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth. If the terms of this Agreement conflict with the terms of the Escrow Agreement, the terms of the Escrow Agreement will prevail.

5.3          Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, e-mail, or mailed by registered or certified mail, postage prepaid, with return receipt requested. If notice is given by facsimile, e-mail, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

5.4          Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

5.5          Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

5.6          Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of New York, State of New York or a Federal Court empaneled in the State of New York for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

5.7          Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.8          Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

UNIVERSE CAPITAL PARTNERS LLC

By:	/s/ Russell Covarrubia
Russell Covarrubia,
Authorized Signatory

/s/ Thomas Mills
THOMAS MILLS,
as agent for Sellers